SECURITY AGREEMENT












1.                THE SECURITY

     The undersigned Aptus Corp,. a Delaware corporation, ("Aptus") hereby assigns and grants to Mark Andre ("Andre") a security interest in the following described property ("Collateral"):

     a. the "Assets" described within that certain Asset Purchase Agreement, of even date, between Andre and Aptus, which are more particularly described within Exhibit "A-1" which is attached hereto and incorporated herein by reference; and

     b. the "Assets" described within that certain Asset Purchase Agreement, of even date, between Appgen Technologies, Inc., a Delaware corporation ("Appgen") and Aptus, which are more particularly described within Exhibit "A-2" which is attached hereto and incorporated herein by reference.

     The term "Collateral" shall also include all products and proceeds (including, without limitation, insurance proceeds) of, and additions, improvements, and accessions to, the Collateral described above, and all books and records describing or relating to such Collateral (the "Books and Records").

2. THE INDEBTEDNESS

     The Collateral secures and will secure all Indebtedness of Aptus to Andre. For the purpose of this Agreement, "Indebtedness" means all obligations and liabilities of Aptus to Andre and Appgen, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, whether incurred directly or acquired by Andre by assignment or otherwise, under that certain Asset Purchase Agreement, of even date, between Andre and Aptus and the agreements executed in connection therewith and/or referenced therein (including the Royalty Agreement and Consulting Agreement referenced therein) and that certain Asset Purchase Agreement, of even date, between Appgen and Aptus and/or the agreements executed in connection therewith and referenced therein.

3. APTUS' REPRESENTATIONS, WARRANTIES, AND COVENANTS

     Aptus represents, warrants and covenants that unless compliance is waived by Andre in writing:

          (a) Aptus is the owner of the Collateral and has good right, title and authority to pledge, sell, transfer and assign the Collateral.

          (b) There is no financing statement or other document creating or evidencing a lien now on file in any public office covering any of the Collateral, nor is there any lien or encumbrance on any of the Collateral.

          (c) Aptus shall execute and deliver such financing statements, and do such other things, as Andre may from time to time require in order to perfect and preserve the security interest hereby granted and the priority of such security interest.

          (d) If any amount payable under or in connection with any of the Collateral shall become evidenced by any promissory note or other instrument, such instrument shall be immediately pledged to Andre hereunder and Aptus shall deliver to Andre such instrument, duly endorsed in a manner satisfactory to Andre.

          (e) Aptus will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.

          (f) Aptus has notified Andre in writing of, and will notify Andre in writing prior to any change in, the locations of (i) Aptus's place of business or Aptus's chief executive office if Aptus has more than one place of business, and (ii) any Collateral, including the Books and Records.

          (g) Aptus will notify Andre in writing prior to any change in Aptus's name, identity or business structure.

          (h) Aptus will maintain and keep in force insurance policies covering Collateral designated by Andre against loss by fire, explosion, theft, and such other casualties as are typically insured against by companies in similar businesses. Such insurance policies shall require losses to be paid on a replacement cost basis and shall be in a form acceptable to Andre.

          (i) Aptus has not granted and will not grant any security interest in any of the Collateral except to Andre, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of Andre.

          (j) Aptus will not sell, lease, agree to sell or lease, or otherwise dispose of, or remove from Aptus's place of business any of the Collateral except with the prior written consent of Andre, which consent shall not be unreasonably withheld or delayed, provided that the purchaser of the Collateral has a "net worth" of at least the greater of $3,000,000.00 or three (3) times the total sums payable under the Indebtedness at the time of the assignment and such purchaser assumes all obligations of Aptus that are secured hereby.

          (k) Aptus will promptly notify Andre in writing of any event which affects the value of the Collateral, the ability of Aptus or Andre to dispose of the Collateral, or the rights and remedies of Andre in relation thereto, including, but not limited to, any levy or legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

          (l) If any Collateral is or becomes the subject of any registration certificate or negotiable document of title, including any warehouse receipt or bill of lading, Aptus shall immediately deliver such document to Andre.

          (m) Aptus will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless Aptus first obtains the written consent of any owner, holder or any lien on the real property or fixture, or other person having an interest in such property to the removal by Andre of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to Andre and shall provide the Andre has no liability to such owner, holder of any lien, or any other person.

4. ADDITIONAL OPTIONAL REQUIREMENTS

     In the event of a default hereunder, Aptus agrees that Andre may at his option at any time thereafter upon ten (10) days written demand:

          (a) Require Aptus to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to Andre in kind.

          (b) Require Aptus to deliver to Andre (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

          (c) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.

          (d) Require Aptus to deliver to Andre any instruments or chattel paper constituting Collateral or proceeds of Collateral.

          (e) Require Aptus to obtain Andre's prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any of the Collateral.

          (f) Notify any account debtors, any buyers of the Collateral, or any other persons of Andre's interest in the Collateral.

5. DEFAULTS

     Any one or more of the following shall be a default hereunder:

          (a) Aptus fails to pay any Indebtedness within fifteen (15) days of the date when due.

          (b) Aptus breaches any material term, provision, warranty or representation under this Agreement, or under any agreement secured hereby, which breach is not cured within ten (10) business days of the date of the notice to Aptus of such breach.

          (c) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of Aptus or of any guarantor of any Indebtedness.

          (d) Aptus or any guarantor of any Indebtedness becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, fails in business, makes a general assignment for the benefit of creditors, dies, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors. (e) Any case, proceeding or other action is commenced against Aptus under any bankruptcy or other law for the relief of, or relating to, debtors.

          (f) Any involuntary lien of any kind or character attaches to any Collateral.

          (g) Any financial statements, certificates, schedules or other information now or hereafter furnished by Aptus to Andre proves false or incorrect in any material respect.

6. ANDRE'S REMEDIES AFTER DEFAULT

     In the event of any default Andre may do any one or more of the following, all without further demand, presentment, protest, notice of protest, notice of intention to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby waived by Aptus to the extent permitted by applicable law:

          (a) Declare any outstanding Indebtedness immediately due and payable, provided that there has been two (2) or more events of default in any twelve (12) month period.

          (b) Exercise all the rights and remedies available to a secured party under the Uniform Commercial Code and any other applicable law.

          (c) Require Aptus to assemble the Collateral, including the Books and Records, and make them available to Andre at a place designated by Andre.

          (d) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of Aptus's equipment, if Andre deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

          (e) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to Aptus.

          (f) Use any of Aptus's rights and interests in any Intellectual Property now owned or hereafter acquired by Aptus, if Andre deems such use necessary or advisable in order to take possession of, hold, preserve, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. Aptus agrees that any such use shall be without any additional consideration to Aptus. As used in this paragraph, "Intellectual Property" includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labelling, in which Aptus has any right or interest, whether by ownership, license, contract or otherwise.

          (g) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral.

          (h) Take such measures as Andre may deem necessary or advisable to take possession of, hold, preserve, process, sell or lease, or otherwise dispose of, any Collateral, and Aptus shall execute all such documents as may be required by Andre, after an event of default, in connection therewith to effectuate the actions described above. Aptus acknowledges and agrees that its failure to execute any such document shall irreparably harm Andre and as such, injunctive relief may be obtained by Andre to compel the actions set out above.

7. MISCELLANEOUS

          (a) Any waiver, express or implied, of any provision hereunder and any delay or failure by Andre to enforce any provision shall not preclude Andre from enforcing any such provision thereafter.

          (b) Aptus shall, at the request of Andre, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as Andre may reasonably deem necessary.

          (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK, TO THE JURISDICTION OF WHICH THE PARTIES HERETO SUBMIT.

          (d) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

          (e) All terms not defined herein are used as set forth in the Uniform Commercial Code.

          (f) In the event of any action by either party to this Agreement to enforce the terms of this Agreement, the prevailing party in any such action shall be entitle to its reasonable costs and attorney's fees.

8.

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         SIGNATURES

         This document is executed by Aptus as of January 23, 2004.

Aptus:

Aptus, Corp.


By:/s/ John P. Gorst
      John P. Gorst, President

Address where notices to
the Aptus are to be sent

Aptus, Corp.
1127 Broadway Plaza, Suite 203
Tacoma, Washington   98402


Andre:


/s/ Mark Andre
---------------------------
Mark Andre

Address where notices to
Andre are to be sent

P.O Box 86
Great River, New York   11739